UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 5, 2016
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 8.01 Other Events.

In its 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on March 27, 2015, Silver Dragon Resources Inc. (the “Company”) included (the text of which has also been reported in prior filings that the Company has made with the Securities and Exchange Comission) the following pertaining to its financing agreements with Tonaquint, Inc. (“Tonaquint”):

On February 15, 2011, the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Tonaquint, Inc., a Utah corporation (“Tonaquint”) whereby the Company issued and sold for cash, and Tonaquint purchased: (i) a secured convertible promissory note of the Company in the original principal amount of $2,766,500 (the “Tonaquint Note”) and (ii) a warrant to purchase 8.6 millsion shares of the Company’s Common Stock (the “Tonaquint Warrant”). In connection with the transaction, the Company also issued to Tonaquint 50,000 shares of Common Stock. The Purchase Agreement, the Tonaquint Note and the Buyer Notes (defined below) are collectively referred to herein as the “Original Tonaquint Agreements”.

The original principal amount of the Tonaquint Note was $2,766,500 (“Maturity Amount”) and the Tonaquint Note was due 48 months from the issuance date of February 15, 2011. The Tonaquint Note has an interest rate of 5.5% per annum. The total amount funded (in cash and notes) at closing was $2,500,000, representing the Maturity Amount less an original issue discount of $251,500 and the payment of $15,000 to Tonaquint to cover its fees, with payment consisting of $500,000 in cash advanced at closing and $2,000,000 in a series of ten secured notes with interest rates of 5% described in more detail below.

Tonaquint’s obligation to pay the balance of the purchase price of the Tonaquint Note is evidenced by 10 Secured Buyer Notes (“Buyer Notes”). Each Buyer Note is in the principal amount of $200,000. Three of the Buyer Notes are secured by a trust deed (“Trust Deed”) encumbering a parcel of real estate with improvements in the State of Utah, which is owned by Tonaquint (the “Real Estate”). The Company has received a first priority lien and security interest in the Real Estate by virtue of the Trust Deed to be recorded in the county office where the Real Estate is located. Prior to the execution of the Tonaquint Amendment (defined below), each Buyer Note was due and payable on or before the earlier of (i) 49 months from February 15, 2011, or (ii) subject to certain conditions described in each Buyer Note, a date beginning on September 15, 2011 for the first Buyer Note, October 15, 2011 for the second Buyer Note and so forth on the 15th of each subsequent month thereafter for each subsequent Buyer Note.

On June 10, 2011, the Company entered into an amendment to the Original Tonaquint Agreements. Under this amendment, Tonaquint agreed to accelerate payment of a portion of the amounts payable to the Company under the first and second Buyer Notes. The aggregate amount Tonaquint paid in respect thereto was $271,562, which the parties agreed was in full satisfaction of the aggregate principal amount owing under such notes of $400,000. The effect of this amendment was that the Company agreed to repay when due the full amount of the corresponding portion of the Tonaquint Note, which is $440,000, even though the Company only received $271,562 in respect thereof.

On January 31, 2012, Tonaquint and the Company entered into a second amendment to the Original Tonaquint Agreements. Under this amendment, Tonaquint agreed to accelerate payment of a portion of the amounts payable to the Company under the third, fourth, fifth, sixth, seventh (collectively, “Buyer Notes 3-7”) and eighth Buyer Notes. The aggregate amount Tonaquint paid in respect thereto was $800,000, which was in full satisfaction of the aggregate principal amount of $1,142,857 collectively owing under the following: the full amount owing under Buyer Notes 1-7; and a portion of the amount owing under the eighth Buyer Note. The effect of this amendment was that the Company agreed to repay when due the full amount of the corresponding portion of the Tonaquint Note, which is $1,142,857. This amount would equal the sum of the principal amount of Notes 3-7, plus the portion of the principal amount the Company owed under note 8, even though the Company only received $800,000 from Tonaquint in respect thereof.

As of December 31, 2012, we had received $1,200,000 in funds under the Buyer Notes, and the outstanding unfunded balance was $300,000. As of March 19, 2014, we had received $1,320,000 in funds under the Buyer Notes and the outstanding unfunded balance was $nil. In accordance with the letter agreement signed December 20, 2012, this balance has been offset against the convertible notes payable outstanding. There can be no assurance that the Company will ever receive any funds from Tonaquint under the remaining unfunded Buyer Notes.

The Buyer Notes each contain various events of default related to payment, certain covenants and bankruptcy events. The Trust Deed (and lien of the Company on the Real Estate) will be released upon the first to occur of: (i) written notice from the Company that the full amount of the Buyer Notes has been repaid, or (ii) the date that is six months and three days following the date the Trust Deed is recorded (or such longer period as indicated in a written notice from Tonaquint). The termination of the Trust Deed may be delayed if the Buyer Notes are then in default. The instruments needed to release the Trust Deed, specifically the Request for Reconveyance and the Deed of Reconveyance will be held in escrow by an appointed escrow agent, under the terms of the Escrow Agreement dated February 15, 2011, by and among the parties.

The Purchase Agreement contains certain penalties and damages in the event Tonaquint is unable to sell shares of the Company’s Common Stock under Rule 144 because the Company is not current in regards to its required reports under the Exchange Act, or if the Company fails to timely deliver (generally within five business days) any shares of Common Stock issuable to Tonaquint upon conversion of the Tonaquint Note or exercise of the Tonaquint Warrant.

On March 1, 2011, the Company defaulted on terms of the secured convertible note payable which required the Company to file with the SEC in a timely manner all required reports. Consequently, the secured convertible note payable and the secured buyer notes receivable would be permitted to be offset at the option of the lender and the default interest of 12% per annum would apply to the outstanding balance. Also, upon written notice the entire outstanding balance would be immediately due and payable.

On July 16, 2012, the Company entered into a forbearance agreement with Tonaquint to commence the settlement process of certain notes receivable and convertible promissory notes payable. As part of the forbearance agreement, Tonaquint agreed to forbear from selling the Company’s shares until September 15, 2012 in exchange for an increase in principal of 5% and the ability to prepay the remaining balance of note 8.

On October 4, 2012, the Company agreed with Tonaquint to redeem the outstanding balance on note 9 with two payments of $30,000 subject to certain conditions. $30,000 of the note receivable was redeemed and the remaining balance was not paid, due to the conditions not being met. In addition, the Company entered into a forbearance agreement to commence the settlement process of certain notes receivable and convertible promissory notes payable.

On December 19, 2012, the Company entered into a payoff agreement and as a result of the agreement the secured buyer notes receivable were offset against the secured convertible promissory note payable.

As used herein the Original Tonaquint Agreements and the other certificates, documents resolutions, instruments and agreements between the Company and Tonaquint are referred to as the (“Transaction Documents”). On March 5, 2016, Tonaquint filed an Amended Complaint in the United States District Court of Utah, Central Division alleging, among other causes of action that the Company is in breach of the Transaction Documents and Tonaquint is seeking a judgment of not less than $8,822,072.74, which does not include interest and fees accrued after February 26, 2016, which will continue to accrue and attorneys’ fees and costs associated with the collection and enforcement of the proceeding. Tonaquint is also seeking specific performance by the Company of its obligations with respect to its transactions with Tonaquint as well as costs and reasonable attorneys’ fees incurred by Tonaquint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: March 10, 2016	/s/ Marc Hazout
By: Marc Hazout, President & CEO